UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2011

Wachovia Preferred Funding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31557	56-1986430
(Commission File Number)	(IRS Employer Identification No.)

90 South 7th Street Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(877) 867-7378

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 6, 2011, Wells Fargo & Company (“Wells Fargo”) issued a news release (the “News Release”) announcing that Mark C. Oman, Senior Executive Vice President and Head of the Home and Consumer Finance Group of Wells Fargo, and Chief Executive Officer and a director of Wachovia Preferred Funding Corp. (“WPFC”), will retire from Wells Fargo and affiliated entities, including WPFC, prior to December 31, 2011.

Mr. Oman currently serves as a director of WPFC and is a nominee for election as a director of WPFC at its annual meeting of stockholders to be held on May 10, 2011, as described in WPFC’s 2011 proxy statement filed with the Securities and Exchange Commission on April 11, 2011 (the “WPFC Proxy Statement”). As stated in the WPFC Proxy Statement, affiliates of Wells Fargo own stock representing approximately 97% of the total votes entitled to vote at the WPFC annual stockholders meeting, and WPFC expects Mr. Oman to be elected as a director of WPFC at the 2011 annual stockholders meeting. In that event, WPFC expects Mr. Oman to serve as a director of WPFC until his retirement from Wells Fargo.

A copy of the News Release is attached hereto as Exhibit (99) and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

(99)	News Release dated May 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.

Date: May 6, 2011	By:	/s/ Ross E. Jeffries, Jr.
	Name:	Ross E. Jeffries, Jr.
	Title:	Corporate Secretary